UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT: May 3, 2002

BIOGAN INTERNATIONAL, INC.
(exact name of registrant as specified in charter)

DELAWARE	000-31479	58-1832055
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

813 BERIAULT, SUITE 203
LONGUEUOL, QUEBEC, CANADA
(Address of principal executive offices)

(450) 651-6701
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changes since last report)

ITEM 5. OTHER EVENTS.

On May 3, 2002, the Registrant issued a press release reporting that the Registrant has completed a non-brokered private placement of 15,816,664 special warrants and 150,000 restricted common shares at a price of US$0.03 per special warrant or common share, for proceeds of US$479,000. The proceeds of the offering are to be used for working capital purposes. The press release is attached hereto as Exhibit 99.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibit

99    -    Press Release, dated May 3, 2002, issued by Biogan International, Inc.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on behalf by the undersigned hereunto duly authorized.

Date: May 3, 2002	BIOGAN INTERNATIONAL, INC.
By: /s/ Kerry D. Smith
Kerry D. Smith
President